UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) August 27, 2015

OLD REPUBLIC INTERNATIONAL CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
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(Address of principal executive offices) (Zip Code)

(312) 346-8100
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(Registrant’s telephone number, including area code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2015, Old Republic International Corporation (the “Registrant” or “Company”) announced that its Board appointed Craig Smiddy, (51) President and Chief Operating Officer of Old Republic General Insurance Group, Inc. (“ORGIG”), the Registrant’s property and casualty insurance business subsidiary and largest operating segment. Mr. Smiddy was President of the Specialty Markets Division of Munich Reinsurance America, Inc. before joining the Company about two years ago. He will succeed R. Scott Rager as President and Chief Operating Officer of ORGIG while Mr. Rager will continue as the Registrant’s President and Chief Operating Officer. Mr. Smiddy will also become part of the Registrant’s Office of the Chief Executive Officer (“OCEO”), the Company’s senior policy making group for consolidated operations. This appointment is effective on October 1, 2015.

Mr. Smiddy does not have any family relationships with other officers or directors of the Registrant and does not have any direct or indirect arrangements, understandings or financial relationships with the Registrant or any officer or director of the Registrant.

A full text of the Registrant’s announcement is included as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

                        99.1 Press Release dated August 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: August 28, 2015	By: /s/ John R. Heitkamp, Jr.
John R. Heitkamp, Jr.
Senior Vice President,
Secretary and General Counsel

 INDEX TO EXHIBITS
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Exhibits

99.1 Press Release dated August 27, 2015.